Exhibit 99.1
NASDAQ RSCR: November 2006

FORWARD-LOOKING STATEMENTS Except for historical information discussed, the statements made today are forward-looking statements that involve risks and uncertainties. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In our filings under federal securities laws, including annual, periodic, and current reports, we identify important factors that could cause ResCare's actual results to differ from those anticipated in forward-looking statements. Please refer to the discussion of those factors in our filed reports. These forward-looking statements speak only as of this date. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements made today, to reflect the events or circumstances after today or to reflect the occurrence of unanticipated events.

MISSION STATEMENT We at ResCare are dedicated and caring people who together form a human service company providing quality supports to enhance the lives of individuals. We commit to effectively manage our resources in order to fulfill our responsibilities to the people we support, our employees, our customers and our communities. We serve with respect, compassion and skill. Building Lives, Reaching Potential.

Business Overview

Overview of ResCare A leading provider of residential, training, educational and support services for people with special needs. Operating segments: Community Services - Nation's largest provider of services for individuals with mental retardation or other developmental disabilities Employment Training Services - Job training and employment placement to assist people entering or re-entering the workforce Job Corps Training Services - Educational and vocational skills training to assist 16-24 year old disadvantaged youth Other - Primarily Alternative Education Provides services in 36 states, Washington DC, Canada and Puerto Rico 40,000 Employees CEO: Ralph Gronefeld, Jr. Headquarters: Louisville, KY LTM 9/30/06 EBITDA from continuing operations = $96 million (7.6% revenues)

Community Services 0.691000000131482 Job Corps Training Services 0.123 Employment Training Services 0.171 Other 0.017 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 Revenue Mix Revenue Mix (YTD 3Q-06) Job Corps Training Services (Dept. of Labor) 12.1% Employment Training Services (Depts. Of Labor & HHS) 16.1% Other 1.5% Community Services (State Medicaid & Private Pay) 70.3%

Geographic Presence

36 states, Canada, Washington DC & Puerto Rico


WA
ID
NV
CA
UT
AZ
CO
NM
NE
KS
OK
TX
IA
MO
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NJ
MD
PR
Niagara-on-the-Lake, Ontario, Canada

Five Largest Revenue States:
- Texas
- California
- Indiana
- North Carolina
- Florida

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Family Caregivers 2600000 Other 1400000 Residential Services 460000 Waiting Lists 100000 4.6 million people with developmental disabilities in U.S. Residential Services 490,000 Waiting Lists >100,000 Family Caregivers 2.8 million Other 1.4 million 25% of family caregivers 60 years old+ Community Services - Disabilities Demographics Residential Services is $40B market ResCare is largest provider with 5% of people served Largest competitor is National Mentor Approximately 4,000-5,000 small providers Highly fragmented industry Pressure on system for additional funding

Periodic In-Home Services State Institution/ Larger Facilities Self Directed Services Community Services - Disabilities Delivery Models Model # Sites People Served Revenues (in millions) (LTM 9/30/06) Day Habilitation Services Supported Employment ICF/MR or Waiver Home (24/7 Supports) -- -- -- -- 2,000 $36 -- 17,000 $178 3,200 10,000 $696 17 1,000 -- 30,000 $910

Job Corps Centers Federal, State and Local Work Force Programs Employment Training Services Group - Delivery Models & Demographics Model # Sites People Served Revenues (in millions) (LTM 9/30/06) Alternative Schools 250 28,000 $178 17 6,000 $157 14 1,000 $16 35,000 $351 7 million unemployed in the United States. 3.8 million youth between the ages of 16-24 are not enrolled in high school, have not graduated from high school or have not earned a general equivalency diploma (GED). 19 million children attend alternative schools, both public and private.

Employment Training Services - Workforce Training In January 2003, entered Employment Training Services market through acquisition of Arbor E&T which had 20 years of experience. Entered One-Stop market in December 2004 and have since become the largest One-Stop operator effective with the WSG purchase in January 2006. Over 150 career centers serving under-skilled persons in 18 states on a continuing basis with a goal of employment. Low capital intensity. Funding primarily from HHS and DOL to local and state agencies.

Job Corps Training Services Second largest Job Corps contractor with 30 years experience Highest rated operator of Job Corps programs 17 centers in 9 states and Puerto Rico providing training services to approximately 7,000 people each day Only one center up for re-bid in 2007 Low capital intensity Funding from the Department of Labor

Revenue Growth and Reimbursement

ResCare Growth Strategy Compete for new contracts WIA/TANF contracts Expand service offerings with existing / new clients Periodic Services Contract Add-ons Service offering expansion Pharmacy/ Rest Assured A multitude of private providers Regional players with attractive scale/scope Local players with entrenched position Reasonable valuation multiples (4.0x-5.0x) Eleven transactions in 2006 $72MM annualized revenue Continue to invest in technology to improve efficiencies Staff Utilization Continued focus on risk management Significant economies of scale with national footprint Organic Revenue Growth Cost Rationalization Acquisitions

Community Services Medicaid reimbursement in 28 state programs, no Medicare Each state has own reimbursement system Flat rates in 2002-2004, received approximately 1% rate increase in third quarter of 2005 2006 calendar rate increase expected to be approximately 1.0% ResCare working with states to reduce costs of providing services Company cost efficiencies reduce impact of rate fluctuations on growth and profitability Strong support Legislation Courts ARC Reimbursement Landscape Medicaid 0.68 Dept. of Labor 0.12 Others 0.2 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16

Financial Overview

2003 2004 2005 2006 (E) EBITDA 961 1009 1074 1330 Margin 0.0572 0.0576 0.0604 0.0755 Results of Operations 2003 2004 2005 LTM Q3-06 EBITDA 60 65 80 96 Margin 0.062 0.064 0.074 0.076 2003 2004 2005 LTM 3Q-06 Cash Flow Operations 51.5 41.8 45.7 40.3 Capital Expenditure 14.1 16 14.2 17.4 ($ in millions) Revenue % growth (E) Midpoint of Guidance range - YTD Q206 Revenue Growth 24.5% ($ in millions except EPS) FY 2003 1 FY 2004 FY 2005 1 Guidance 2006 3 Revenue $ 961 $ 1,009 $1,074 $1,330 Diluted EPS2 $0.60 $0.73 $1.01 $1.24 - $1.26 Steady Revenue Growth - Recently Accelerating EBITDA and Margin Growth Improvement Strong Cash Flow from Operations and Free Cash Flow Historical Operating Results and Guidance 4.5% 5.0% 6.4% 23.8% ($ in millions) EBITDA Margin Results exclude refinancing costs (2003 and 2005) Results are from continuing operations, 2005 forward ($ in millions) Cash Flow Operations Capital Expenditure *Includes $12 million of tax refunds * Actual results exclude specified items. Excludes impact of accounting for non-cash beneficial conversion feature in 2004. Guidance as of November 6, 2006.

Business Segments LTM 9/30/06 ($ in millions)

Historical Balance Sheet ($ in millions) * Target Total Debt / EBITDA is 2.5x or lower.

RECONCILIATION NON-GAAP INFORMATION

NASDAQ RSCR: November 2006